Exhibit 99.1

                                  OPAL INC.

                          EMPLOYEE STOCK OPTION PLAN

                             A.  NAME AND PURPOSE

                    1. Name: This plan, as amended from time to time, shall be known as the "Opal Inc. Employee Stock
          Option Plan" (the "Plan").

                    2.   Purpose:  The purpose and intent of the
          Plan is to provide incentives to employees (including officers and directors who are employees) of Opal Inc. (the "Company") and to employees (including officers and directors who are employees) of Opal Technologies, Ltd., a wholly-owned subsidiary of the Company (the "Israeli Company"), by providing them with opportunities to purchase Common Shares, par value $0.01 each (the "Shares"), of the Company, pursuant to the exercise of options ("Options") granted under the Plan. At the discretion of the Board of Directors of the Company (the "Board"), Options granted under the Plan may qualify as incentive stock options ("Incentive Stock Options") under
          Section 422 of the International Revenue Code of 1986, as amended (the "Code"), or may be Options which are not described in Sections 422 or 423 of the Code ("Nonqualified Stock Options"). At the discretion of the Board, Options granted under the Plan may alternatively be subject to certain provisions applicable only to such grantees who are, or might become, subject to the payment of income tax in Israel ("Israeli Grantees").

                    B.   GENERAL TERMS AND CONDITIONS OF THE PLAN

               3.   Administration:

                    3.1 The Plan will be administered by the Board or by a committee appointed by the Board (the "Committee"), which, if appointed, will consist of such number of Directors of the Company as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term "Committee", whenever used herein, shall mean "the Board". The Board shall appoint the members of the Committee, and may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

                    3.2  The Committee shall select one of its
          members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                    3.3  Subject to the general terms and
          conditions of this Plan, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (a) the persons ("Grantees") to whom Options to purchase Shares shall be granted, (b) whether or not such Options be qualified as Incentive Stock Options, be Nonqualified Stock Options or other forms of Options, (c) the number of Shares to be covered by each Option, (d) the time or times at which the same shall be granted, (e) the price, schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (f) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company or the Israeli Company, as the case may be.

                    3.4  The Committee may, from time to time,
          adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

                    3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

                    3.6  In the event that the Company becomes
          subject to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), then, notwithstanding the provisions of Sections 3.1 - 3.5 hereof, (a) the Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3, and (b) none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under
          (i) the Plan or (ii) any other plan of the Company or the Israeli Company under which the participants are entitled to acquire shares, stock options, stock bonuses or related rights of the Company or the Israeli Company, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 3.6 shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.

               4. Eligible Grantees: Subject to Section 3.6 hereof, the Committee, at its discretion, may grant Options to any employee of the Company and to any employee of the Israeli Company (including directors who are employees of either the Company or the Israeli Company). Anything in this Plan to the contrary notwithstanding, to the extent necessary under any applicable Israeli law, all grants of Options to Office Holders ("Nosei Misra") - as such term is defined in the Israeli Companies Ordinance (New Version), 1983, as amended from time to time (the "Companies Ordinance") - of the Israeli Company shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance. Subject to the terms of the Plan, the grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other stock option plan of the Company or the Israeli Company, as the case may be.

               5.   Grant of Options and Issuance of Shares in
                    Trust:  Dividend and Voting Rights:

                    5.1  Grant of Options and Issuance of Shares in
                         Trust.

                         (a)  Subject to Section 7.1 hereof, the
          effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the "Notice of Grant") of the grant of an Option.

                         (b)  Anything herein to the contrary
          notwithstanding, to the extent so determined by the Committee, Options granted under the Plan to Israeli Grantees shall be granted by the Company to a trustee designated by the Board and approved by the Israeli Commissioner of Income Tax (the "Trustee"), and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the Israeli Grantee in respect of whom such Option was granted (the "Beneficial Grantee"). All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided. Thereafter, such certificate shall be deposited with an Authorized Dealer Bank in accordance with Israel's Currency Control Law, 1978 (the "Control Law").

                         (c)  Anything herein to the contrary
          notwithstanding, no Options or Shares granted under the Plan to the Trustee on behalf of Israeli Grantees shall be released from the Trust until the later of (i) two (2) years after the Date of Grant, and (ii) the vesting of such Shares pursuant to Section 7.3 hereof (such later date being hereinafter referred to as the "Release Date").

                         (d)  Subject to the terms hereof, at any
          time after the Release Date with respect to any Options or Shares held in the Trust, the following shall apply:

                              (i)  From and after the Release Date,
          upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all Israeli taxes, if any, required to be paid upon such release have, in fact, been paid.

                              (ii) Alternatively, from and after
          the Release Date, upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate Israeli tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

                    5.2  Dividend and Voting Rights.  All Shares
          issued upon the exercise of Options granted under the Plan shall entitle the Grantee thereof to receive dividends with respect thereto, and to vote the same at any meeting of the shareholders of the Company. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee, and the Trustee shall vote all such Shares in accordance with the instructions of such Grantee.

                    6. Reserved Shares: The Company has reserved two million two hundred and ninety thousand (2,290,000)* authorized but unissued Shares for purposes of the Plan, subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall against be available for grant through Options under the Plan.

          --------------
          * Number of shares eligible for issuance under the Plan increased to 5,790,099 pursuant to vote of Board of Directors dated December 13, 1995 (without giving effect to 1-for-7 reverse stock split).


                    7.   Grant of Options:

                         7.1  Options may be granted to Israeli
          Grantees only after the passage of thirty (30) days following the delivery by the Company to the appropriate income tax authorities of a notice pertaining to the appointment of the Trustee and the adoption of the Plan.

                         7.2  The Notice of Grant shall state,
          inter alia, the number of Shares covered thereby, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Anything herein to the contrary notwithstanding, in the case of an Incentive Stock Option granted to a person possessing more than ten percent (10%) of the voting power of the Company, the term of each Incentive Stock Option shall be for no more than five (5) years. In addition, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee in any calendar year (under this Plan and any other plans of the Company) shall not exceed one hundred thousand dollars ($100,000).

                    7.3  Without derogating from the rights and
          powers of the Committee under Section 7.2 hereof, unless otherwise specified in the Plan or in the Notice of Grant, each Option under the Plan shall be for a term of ten (10) years, and the schedule pursuant to which such Options shall vest, and the Grantee thereof who shall be entitled to pay for, and acquire, the Shares, shall be such that twenty-five percent (25%) of such Options shall vest on the first anniversary of the Date of Grant, and an additional two point zero eight three percent (2.083%) of such Options shall vest at the end of each month after the first anniversary of the Date of Grant, until all Options are fully vested.

               8. Exercise Price: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, (a) in the case of an Incentive Stock Option granted to a person possessing more than ten percent (10%) of the voting power of the Company, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Shares on the Date of Grant and (b) in the case of an Incentive Stock Option granted to any other person, the exercise price shall not be less than the fair market value of the Shares on the Date of Grant. The exercise price shall be paid in Israeli currency, unless otherwise specified in the Notice of Grant. To the extent that the exercise price is payable in Israeli currency, the appropriate amount payable shall be determined based on the last available Representative Rate of Exchange of U.S. dollars into Israeli currency.

               9.   Exercise of Options:

                    9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

                    9.2 The exercise of an Option shall be made by a written notice of exercise (the "Notice of Exercise") delivered by the Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office in the United States, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

                    9.3  Anything herein to the contrary
          notwithstanding, but without derogating from the provisions of Section 9 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire and the Trustee shall thereafter hold such Options in an unallocated pool until instructed by the Company that some or all of such Options are again to be held in trust for one or more Israeli Grantees.

                    9.4  Each payment for Shares shall be in
          respect of a whole number of Shares, and shall be effected in cash or by a cashier's check payable to the order of the Company, or such other method of payment acceptable to the Company. Not less than one hundred
          (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under such Option.

               10.  Termination of Employment:

                    10.1  In the event that a Grantee ceases, for
          any reason, to be employed by the Company or by the Israeli Company, as the case may be, all Options theretofore granted to such Grantee shall terminate as follows:

                          (a)  If the Grantee's termination of
          employment is due to such Grantee's death or "Disability" (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following such termination of employment (but in no event after the expiration date of such Option), and shall thereafter terminate. For purposes hereof, "Disability" shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

                          (b)  If the Grantee's termination of
          employment is for any other reason, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable for a period of thirty (30) days following such termination of employment, and shall thereafter terminate; provided, however, that if the Grantee dies within such thirty-day period, such Options (to the extent exercisable at the time of the Grantee's termination of employment) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution for a period of six (6) months following the Grantee's death (but in no event after the expiration date of such Option), and shall thereafter terminate.

                    10.2 Notwithstanding the foregoing provisions of Section 10.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in
          Section 10.1, but in no event beyond the term of the Option.

               11.  Adjustment Upon Changes in Capitalization

                    11.1  Subject to any required action by the
          shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                    11.2 In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Grantee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option shall terminate immediately prior to the consummation of such proposed action. In the event of a consolidation or the merger of the Company with or into another corporation, then, if so determined by the Board at such time, each Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

               12.  Non-Transferability:

                    No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

               13.  Term and Amendment of the Plan:

                    13.1 The Plan was authorized by the Board on November 10, 1993, and shall expire on November 9, 2003 (except as to Options outstanding on that date), but such expiration shall not affect the instructions contained herein or in any applicable law with respect to the Options and Shares outstanding at such time of expiration. Anything herein to the contrary notwithstanding, the Plan shall only become effective with regard to Incentive Stock Options upon its approval by a majority of the stockholders voting (in person or by proxy) at the stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant Incentive Stock Options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no Incentive Stock Option shall be exercisable.

                    13.2 The board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable legal requirements, including any applicable requirement that the Plan or an amendment to the Plan be approved by the stockholders, and provided further that, except as provided in Section 11 above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                          (i)    To increase the maximum number
          of Shares subject to Incentive Stock Options issued under the Plan; or

                          (ii)   To change the designation or
          class of persons eligible to receive Incentive Stock
          Options under the Plan.

                    13.3  In no event may any action of the
          Company alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

               14. Tax Consequences: All tax consequences arising from the grant or exercise of any Option from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company, the Israeli Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

               15.  Miscellaneous:

                    15.1 Continuance of Employment: Neither the Plan nor the grant of any Option thereunder shall impose any obligation on the Company or the Israeli Company, as the case may be, to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or the Israeli Company, as the case may be, or restrict the right of the Company or the Israeli Company, as the case may be, to terminate such employment at any time.

                    15.2  Governing Law:  The Plan and all
          instruments issued thereunder, or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Delaware. Regarding the Israeli Grantees, the Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

                    15.3  Application of Funds:  The proceeds
          received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

                    15.4 Multiple Agreements: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

                    15.5  Non-Exclusivity of the Plan:  The
          adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                    15.6  Currency Control Provisions:  For so
          long as, and to the extent that, the Control Law shall so require, the following provisions shall apply:

                         (i)    From and after the Release Date,
          certificates, if any, representing Shares issued hereunder to Israeli Grantees shall be delivered to an Authorized Dealer Bank in Israel to hold the same for the benefit of such Israeli Grantees pursuant to the terms of the Plan, and in conformity with the applicable requirements of the Controller of Foreign Currency in the Bank of Israel;

                         (ii)   All payments of the purchase price
          shall be effected by the Israeli Grantees through an Authorized Dealer Bank; and

                         (iii)  The proceeds of any sale by any
          Israeli Grantee (or by the Trustee at the direction and on behalf of any Israeli Grantee) of Shares which is effected in foreign currency shall be remitted to Israel, and deposited with an Authorized Dealer Bank, immediately upon receipt thereof, and in all events not later than sixty (60) days after the date on which the certificate, if any, representing such Shares is received by the Trustee (on behalf of such Israeli Grantee) for purposes of sale.